Contact:	Jim Fingeroth/Diana Postemsky
Kekst and Company
(212) 521-4800

FOR IMMEDIATE RELEASE

RICHARD GOLDSTEIN RETIRES FROM IFF, AS PLANNED;

ARTHUR MARTINEZ NAMED INTERIM CHAIRMAN AND CEO

NEW YORK, May 9, 2006 – As part of the previously announced management succession plan, Richard A. Goldstein retired today as Chairman and Chief Executive Officer of International Flavors & Fragrances Inc. (NYSE:IFF) (“IFF” or “the Company”) following the Company’s Annual Shareholder Meeting.

As reported, the Company’s Board of Directors has retained the executive search firm of Spencer Stuart to assist it in identifying Mr. Goldstein’s successor. That process is continuing and is progressing well.

Pending the appointment of a successor, IFF’s Board of Directors today elected Arthur C. Martinez, the Company’s Lead Director, as Interim Chairman and Chief Executive Officer.

Mr. Martinez was formerly Chairman and Chief Executive Officer of Sears, Roebuck & Co and serves on the boards of directors of PepsiCo, Inc., Liz Claiborne, Inc. and IAC/InterActive Corp.

IFF is a leading creator and manufacturer of flavors and fragrances used in a wide variety of consumer products – from the fine fragrances and toiletries, to soaps, detergents and other household products, to beverages and food products. IFF is dedicated to The Pursuit of Excellence in every area of its business, using knowledge, creativity, innovation and technology to continually provide customers with the highest quality products and service and superior consumer understanding.

IFF has sales, manufacturing and creative facilities in 31 countries worldwide.

For more information, please visit our Web site at www.iff.com.

Cautionary Statement Under the Private Securities Litigation Reform Act of 1995

Statements in this press release, which are not historical facts or information, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Certain of such forward-looking information may be identified by such terms as “expect”, “anticipate”, “believe”, “may” and similar terms or variations thereof. Such forward-looking statements are based on management’s reasonable current assumptions and expectations. Such forward-looking statements involve risks, uncertainties and other factors, which may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements, and there can be no assurance that actual results will not differ materially from management’s expectations. Such factors include, among others, the following: general economic and business conditions in the Company’s markets, including economic, population health and political uncertainties; interest rates; the price, quality and availability of raw materials; the Company’s ability to implement its business strategy, including the achievement of anticipated cost savings, profitability and growth targets; the impact of currency fluctuation or devaluation in the Company’s principal foreign markets and the success of the Company’s hedging and risk management strategies. The Company intends its forward-looking statements to speak only as of the time of such statements and does not undertake to update or revise them as more information becomes available or to reflect changes in expectations, assumptions or results.